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                                                                    EXHIBIT 11
TECHNALYSIS CORPORATION

EARNINGS PER SHARE
Years Ended December 31, 1995, 1994 and 1993

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CALCULATION OF PRIMARY EARNINGS PER SHARE
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                                                                             1995                1994                1993
                                                                          ----------------------------------------------------------
Net earnings                                                              $    864,865        $    1,222,942      $    1,484,779
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Weighted average number of common shares outstanding                         2,199,340             2,196,995           2,185,805
Dilutive effect of stock options outstanding
   after application of treasury stock method                                    6,691                 5,837              13,229
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                                                                             2,206,031             2,202,832           2,199,034
                                                                          ----------------------------------------------------------
                                                                          ----------------------------------------------------------
Net earnings per common and common equivalent
  share, based upon weighted average number of
  shares and equivalent shares outstanding                                $       0.39        $         0.56      $         0.68
                                                                          ----------------------------------------------------------
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CALCULATION OF FULLY-DILUTED EARNINGS PER SHARE
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                                                                                  1995                  1994                1993
                                                                          ----------------------------------------------------------
Net earnings                                                              $    864,865        $    1,222,942      $    1,484,779
                                                                          ----------------------------------------------------------
                                                                          ----------------------------------------------------------
Weighted average number of common shares outstanding                         2,199,340             2,196,995           2,185,805
Dilutive effect of stock options outstanding
  after application of treasury stock method                                     6,691                 6,332              19,225
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                                                                             2,206,031             2,203,327           2,205,030
                                                                          ----------------------------------------------------------
                                                                          ----------------------------------------------------------
Net earnings per common and common equivalent
  share, based upon weighted average number of
  shares and equivalent shares outstanding                                $       0.39        $         0.56      $         0.67
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